Exhibit 10.1

SEVERANCE & RELEASE AGREEMENT

This Severance Agreement and Release (“Agreement”) is made by and between Openwave Systems Inc. (the “Company”), and John Boden (“Employee”).

WHEREAS, Employee has been employed by the Company since July 5, 2007, most recently in the position of SVP, Product Management;

WHEREAS, the Company and Employee have entered into a Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”) which is incorporated herein by reference;

WHEREAS, Employee is an eligible Participant in the Openwave Executive Severance Benefit Plan (the “Plan”) which is incorporated herein by reference;

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as “the Parties”) hereby agree as follows:

A. Last Date Worked. Employee’s last date worked for the Company shall be June 19, 2008 (“Last Date Worked”). Employee shall not be required or permitted to work beyond the Last Date Worked.

B. Final Date of Employment. Employee’s employment with the Company will end on June 19, 2008, or earlier as permitted herein (the actual end date of employment is referred to herein as the “Final Date of Employment”).

C. Transition Period. From the date of this Agreement through the Final Date of Employment (the “Transition Period”), Employee shall continue to perform duties as assigned and consistent with his role as SVP, Product Management in a professional and competent manner. During the Transition Period, the Employee’s employment is and shall continue to be at will, as defined under applicable law.

D. Incentive Compensation. Company represents that Employee is a Participant in the Fiscal Year 2008 Corporate Incentive Plan (“CIP”) and will be entitled to the minimum 50% payout for the period March 1, 2008 through June 19, 2008.

E. Consideration. Provided Employee’s employment with the Company does not terminate for Cause prior to June 19, 2008, and has complied with Paragraph G below, the Company agrees to provide Employee with the following severance benefits:

1.	Within 15 days of the effective date of this Agreement as specified in paragraph W of this Agreement, the Company shall pay to Employee severance compensation in the form of a lump sum payment equal to $206,250.00, which consists of six (6) months base salary plus 25% of your annual bonus target; customary payroll taxes and income tax withholding will be deducted from this lump sum payment; and

2.	On the Final Date of Employment the Company shall waive the Company’s right to repurchase Employee’s restricted stock awards as follows:

a.	Grant No. 18207 granted on July 16, 2007 as to 2,083 shares

Employee shall continue vesting of all other stock options and restricted stock through the Final Date of Employment, and shall have no entitlement to vesting of stock options after the Final Date of Employment. Employee’s entitlement to exercise vested stock options following the Final Date of Employment shall be governed by the terms of the applicable Stock Option Agreements and Plans.

3.	to provide Employee and his/her eligible dependents, at Company’s expense (on an after-tax basis to Employee), with medical, dental, and vision insurance benefit coverage in coordination with COBRA for a period of six (6), provided Employee executes and timely returns all necessary COBRA election documentation which will be sent to Employee after Employee’s Final Date of Employment; thereafter, if Employee wishes to continue such COBRA coverage, Employee will be required to pay all requisite premiums for such continued coverage.

F. Conditions of Payment. Company’s obligation to make payment and provide benefits under Paragraph E is conditioned on the following:

1. The offer to pay severance compensation as set forth in Paragraph E(1) is subject to Employee not receiving an offer of comparable employment with Company on or before the Final Date of Employment.

2. Should Employee be offered and accept re-employment with the Company within six (6) months of the Final Date of Employment, Employee shall promptly repay the Company an amount equal to the difference between (i) net severance compensation divided by six (6) months of severance (“Per Month Severance Compensation”), less (ii) the Per Month Severance Compensation times the number of Months which have passed since the Final Date of Employment and Employee’s rehire. Furthermore, to the extent that Company has any ongoing obligations under Paragraph E(3), such obligations shall cease upon the date of Employee’s re-employment with Openwave.

G. Confidential Information and Company Property. Employee shall maintain the confidentiality of the terms of this Agreement and shall continue to maintain all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement at all times during and after his employment with the Company. Employee shall return, in good working condition, all Company property and confidential and proprietary information in his possession to the Company on or before the Final Date of Employment.

H. Expense Reports. Company agrees that it will pay all reasonable expenses incurred by Employee as part of his employment consistent with the provisions of Company’s Travel and Expense reimbursement policy. Employee agrees that he shall submit all expense reports to Company no later than sixty (60) days following the Final Date of Employment.

I. Release of Claims. In exchange for the consideration described in Paragraph E above, Employee, on behalf of himself, and his heirs, family members, executors, administrators and affiliates, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, insurers, and assigns, from, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, arising from any omissions, acts or facts that have occurred up until and including the date on which this Agreement is signed by Employee including, without limitation,

1. any and all claims relating to or arising from Employee’s employment relationship with the Company or the termination of that relationship;

2. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

3. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

4. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Older Worker Benefit Protection Act (“OWBPA”) the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and Labor Code section 1400, et seq. (“California WARN Act”);

5. any and all claims for violation of the federal, or any state, constitution;

6. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination or unlawful harassment; and

7. any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement, and it does not apply to any claims or rights that may not be released as a matter of law, including any statutory indemnity rights.

J. Acknowledgment of Waiver of Claims under ADEA and the OWBPA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and the OWBPA and that this waiver and release is knowing and voluntary. In accordance with the provisions of the OWBPA, the Company and Employee acknowledge that attached to this Agreement as Exhibit A is information concerning the ages of the Company employees similarly affected by this employment action, as well as information concerning the ages of employees in Employee’s job classification who are not affected by this action. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date on which Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least forty-five (45) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke the Agreement (by email notice to donna.goldstein@openwave.com); and (d) this Agreement shall not be effective until that seven-day period has expired without Employee’s revocation of this Agreement.

K. Civil Code Section 1542. Employee understands and agrees that the release set forth in this Agreement covers both claims that Employee knows about and those that he may not know about. Employee waives any rights afforded by Section 1542 of the California Civil Code, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

L. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity released herein. Employee also represents that he does not presently intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

M. Non-Disparagement and Competition. Employee agrees he will not, at any time in the future, make any critical or disparaging statements about the Company, its products or services, or any of its employees.

N. No Admission of Liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

O. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the negotiation and documentation of this Agreement.

P. Dispute Resolution. In the event of any dispute or claim relating to or arising out of this Agreement, the Parties’ employment relationship, or the termination of that relationship for any reason (including, but not limited to, any claims of breach of contract, wrongful termination, fraud, retaliation, discrimination or harassment), the Parties agree that all such disputes/claims will be resolved by means of binding arbitration conducted by a single arbitrator appointed by the American Arbitration Association in San Mateo or Santa Clara County, California. Any such arbitration shall be conducted in accordance with the AAA’s national rules for the resolution of employment disputes, the current version of which can be reviewed at www.adr.org. The Parties hereby irrevocably waive their respective rights to have any such disputes/claims tried by a jury

Q. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

R. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

S. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

T. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and it supersedes and replaces any and all prior agreements and understandings concerning that subject other than the Confidentiality Agreement, the Plan, and any Stock Option and Restricted Stock Agreements between the Parties, which shall remain in full force and effect except as modified by this Agreement. For the avoidance of doubt, any indemnity rights that might exist in favor of former employees at law and under the company’s bylaws are not extinguished by this Agreement.

U. No Oral Modification. This Agreement may only be amended in writing signed by Employee and an authorized officer of the Company.

V. Governing Law. This Agreement shall be governed by the laws of the State of California (without regard to the principles of conflict of laws thereof).

W. Effective Date. This Agreement is effective eight calendar days after signature by both Parties (the “Effective Date”).

X. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

Z. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties. The Parties acknowledge that:

1. They have read this Agreement;

2. They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

3. They understand the terms and consequences of this Agreement and of the release it contains;

4. They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

John Boden, an individual

Dated: June 17, 2008	/s/ John Boden
Please note change of address if different:	1000 South Wellington Point Road
McKinney, TX 75070

OPENWAVE SYSTEMS INC.

Dated: June 17, 2008	By:	/s/ Bruce Coleman

		Name:	Bruce Coleman

		Title:	Interim CEO

EXHIBIT A

In accordance with the provisions of the OWBPA, the following information is provided.

Eligibility Factors:

A. Job Classification:

Employees reporting to Chief Executive Officer.

B. Geographic Location:

United States

Stay	Impacted	Age	Org Function	Job Name
	X	42	Human Resources	Director, Human Resources
X		37	Global Sales	GM, Domestic Sales
X		48	Global Sales	Group Senior Executive
	X	41	Product Management	SVP, Product Management
X		39	Engineering	SVP, Product Management
X		38	Legal	VP & General Counsel
X		42	Finance	VP, Finance